Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems to Acquire KOR Electronics and Paragon Dynamics

•	KOR Electronics is a leader in radio frequency simulation and jamming technology for modern Electronic Warfare (EW) applications

•	Paragon Dynamics, a subsidiary of KOR, is a leader in exploitation solutions for the Intelligence Community

•	Acquisition enhances Mercury’s sensor processing capabilities in the Electronic Warfare and Signals Intelligence (SIGINT) markets

CHELMSFORD, Mass. – December 23, 2011 – Mercury Computer Systems, Inc. (NASDAQ: MRCY, www.mc.com), a trusted provider of commercially developed application-ready ISR subsystems for defense prime contractors, today announced that it has signed a definitive agreement to acquire KOR Electronics, Inc. (KOR) and its wholly owned subsidiary, Paragon Dynamics, Inc. (PDI). Based in Cypress, California, KOR designs and develops digital radio frequency memory (DRFM) units for a variety of modern Electronic Warfare (EW) applications, as well as radar environment simulation and test systems for defense applications. Paragon Dynamics, based in Aurora, Colorado, provides sophisticated analytic services and customized multi-INT data fusion and exploitation solutions for the Intelligence Community. Under the terms of a merger agreement, KOR will become a wholly-owned subsidiary of Mercury for an all-cash purchase price of $70 million. The acquisition will be funded with cash on hand, and is expected to be immediately accretive to earnings after excluding the effects of non-cash amortization of intangible assets related to the acquisition. The transaction, which is subject to final approval by KOR shareholders, is expected to close within Mercury’s fiscal 2012 second quarter ending December 31, 2011.

KOR is focused on the exploitation of the RF signals domain and is a leading provider of digital RF memory (DRFM) technology, an integral component of modern Electronic Warfare radar jamming systems, with flight experience on a wide variety of U.S. military aircraft. KOR also has a large installed base in the radar environment simulation industry with domain expertise in many radar systems deployed by the U.S. DoD and internationally. KOR’s technology and customization expertise in these program-critical areas will allow Mercury to expand its Application Ready Subsystem offerings for defense prime contractor customers.

Paragon Dynamics provides best-in-class systems and software engineering, and mission analysis solutions for the U.S. Intelligence Community. Combined with Mercury’s leadership in multi-INT application-ready ISR subsystems, PDI’s domain expertise and mission-specific services will offer Intelligence Community customers a comprehensive set of solutions for advanced, classified programs.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mc.com • twitter: @MRCY

Mercury Computer Systems Acquires KOR Electronics, Page 2

“We are very pleased to welcome KOR and PDI to the Mercury family,” said Mark Aslett, President and Chief Executive Officer, Mercury Computer Systems, Inc. “KOR’s defense electronics business meaningfully extends the capabilities of our ACS business segment along the sensor processing chain, particularly within the critical EW market. Similarly, PDI’s market focus and leadership in multi-INT exploitation will enable Mercury Federal Systems to pursue new opportunities within the Intelligence Community.”

“Over the past year, we’ve been building out a pipeline of promising potential deals, taking a very disciplined and thoughtful approach in the process. We are particularly impressed with KOR and PDI in terms of their technical prowess, talented employees, and unique alignment with Mercury’s strategy and innovative culture. In summary, this is a business combination that we believe will deliver greater value than the sum of its parts,” Aslett concluded.

“We’re excited about becoming part of Mercury’s world-class team as we have a shared vision for success in our common markets,” said Kevin Carnino, Chief Executive Officer of KOR Electronics. “Joining Mercury strongly positions us to further expand our leadership position in focused application areas, while delivering the excellent levels of service, support, and technical innovation our customers have come to expect. In addition, current and new KOR customers will clearly benefit from Mercury’s financial and R&D strength.”

For more information on the acquisition, visit www.mc.com. In addition, Mercury management will host a conference call at 8:30 a.m. EST, Friday, December 23, 2011, to discuss the acquisition. Company representatives may answer questions concerning business developments and trends and other matters affecting the Company, the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (888) 806-6224 in the U.S. and Canada, and (913) 312-0390 in all other countries. The conference ID number is 7432738. Please call 5 to 10 minutes prior to the scheduled start time. A replay of the call will be available by telephone from 11:30 a.m. EST on Friday, December 23, 2011, through 11:30 a.m. EST on Wednesday, January 4, 2012. To access the replay, dial (888) 203-1112 in the U.S. and Canada, and (719) 457-0820 in all other countries. Enter access code 7432738.

About KOR Electronics

KOR Electronics is a leading supplier of system level solutions to the worldwide Defense and Intelligence communities. KOR is headquartered in Cypress, CA and with principal locations in Aurora, CO, and Rome, NY.

About Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best-of-breed provider of open, commercially developed, application-ready, multi-INT subsystems for defense prime contractors. With more than 30 years of experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk and Predator, Mercury’s Services and Systems Integration (SSI) team leads the industry in partnering with customers to design and integrate system-level solutions that minimize program risk, maximize application portability and accelerate customers’ time to market.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mc.com • twitter: @MRCY

Mercury Computer Systems Acquires KOR Electronics, Page 3

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries and distributors.

Forward-Looking Electronics Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition of KOR Electronics and the subsequent integration of, and the expected synergies from, the acquisition. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “probable, “and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Robert Hult, CFO

Mercury Computer Systems, Inc.

978.967.1990

Challenges Drive Innovation, Ensemble and Echotek are registered trademarks and Application Ready Subsystem and ARS are trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mc.com • twitter: @MRCY